Exhibit 99.1
Alkermes Contacts:
For Investors: Rebecca Peterson, (781) 609-6378
For Media: Jennifer Snyder, (781) 609-6166
ALKERMES REPORTS FIRST QUARTER FISCAL 2012 FINANCIAL RESULTS
— Merger with Elan Drug Technologies Expected to Close in September 2011 —
— Reports Record RISPERDAL® CONSTA® Revenues —
WALTHAM, Mass., Aug. 1, 2011 — Alkermes, Inc. (NASDAQ: ALKS) today reported financial results for its first quarter of fiscal 2012, which ended on June 30, 2011.
Quarterly financial highlights:
•	Announcement of financially transformative merger agreement with Elan Drug Technologies (EDT) that is expected to close in September 2011.

•	Revenues of $61.9 million, driven by strong manufacturing and royalty revenues from RISPERDAL® CONSTA®. Worldwide sales of RISPERDAL CONSTA by Janssen, Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen-Cilag were approximately $404 million.

•	GAAP net loss of $13.2 million and pro forma net income of $1.9 million.

•	Strong financial position, with cash and total investments of $285.4 million as of June 30, 2011.
Other recent highlights:
•	Partner Amylin Pharmaceuticals, Inc. submitted its reply to a complete response letter issued in October 2010 by the U.S. Food and Drug Administration (FDA) regarding BYDUREON™; submission will likely be categorized as a Class 2 resubmission requiring up to six months for review.

•	BYDUREON received marketing authorization in the EU for the treatment of type 2 diabetes and was launched in the U.K., triggering a $7.0 million milestone payment to Alkermes to be recorded in full in the second quarter of fiscal 2012.

•	Phase 2b study for ALKS 37 for the treatment of opioid-induced constipation initiated.

•	Results of BYDUREON thorough QT study were announced, which showed no prolongation of the QT interval.

•	Positive results from clinical study of ALKS 9070 for the treatment of schizophrenia were announced; ALKS 9070 to advance into pivotal development by the end of calendar 2011.

•	Clinical study of ALKS 5461 for treatment-resistant depression was initiated. ALKS 5461 is the combination of ALKS 33, a proprietary opioid modulator, and buprenorphine.

•	A $3.0 million milestone payment from Cilag GmbH International, a subsidiary of Johnson & Johnson (Cilag) was recorded, related to the approval of VIVITROL® in Russia for the treatment of opioid dependence.
“This is an exciting time at Alkermes. We are at an inflection point with the proposed EDT merger expected to close in September, the EU launch and U.S. regulatory progress of BYDUREON, growing sales of VIVITROL, as well as several pipeline candidates advancing into late-stage development,” commented Richard Pops, Chief Executive Officer of Alkermes. “The transaction with EDT will fundamentally transform Alkermes on many levels, positioning the combined company for accelerated growth.”
Key operating results for the first quarter of fiscal 2012 include the following:
•	GAAP net loss of $13.2 million, or a basic and diluted loss per share of $0.14, including $5.7 million in share-based compensation expense and $9.5 million in costs related to the proposed merger with EDT. GAAP net loss was $13.4 million, or a basic and diluted loss per share of $0.14 for the same period in fiscal 2011, including $4.5 million in share-based compensation expense.

•	Pro forma net income of $1.9 million, or a basic and diluted earnings per share of $0.02, compared to a pro forma net loss of $9.0 million, or a basic and diluted loss per share of $0.09 for the same period in fiscal 2011.
Alkermes is providing pro forma results as a complement to GAAP results. The pro forma measure excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the company’s ongoing operations. The reconciliation between pro forma diluted income (loss) and reported diluted loss per share for the first quarters of fiscal 2012 and 2011 is provided in the following table:

	Pro Forma
	Diluted Income (Loss)	Share-Based Compensation Expense	Costs Related to Merger with EDT	Reported GAAP Diluted Loss
Q1 FY 2012	$0.02	$(0.06)	$(0.09)	$(0.14)
Q1 FY 2011	$(0.09)	$(0.05)	$—	$(0.14)
Note: Amounts may not sum due to rounding.
Revenues
•	Total revenues for the first quarter of fiscal 2012 were $61.9 million, compared to $42.3 million for the same period in fiscal 2011.

•	Total manufacturing revenues for the first quarter of fiscal 2012 were $38.8 million, which included $38.4 million related to RISPERDAL CONSTA and $0.4 million related to VIVITROL for sale in Russia, compared to $26.9 million for the same period in fiscal 2011, which included $26.3 million related to RISPERDAL CONSTA and $0.6 million related to polymer for BYDUREON.

•	Royalty revenues for the first quarter of fiscal 2012 were $10.2 million, of which $10.1 million related to RISPERDAL CONSTA, based on net sales of $403.6 million, compared to $8.9 million for the same period in fiscal 2011, based on RISPERDAL CONSTA net sales of $355.7 million.

•	Net sales of VIVITROL for the first quarter of fiscal 2012 were $9.7 million, compared to net sales of $6.2 million for the same period in fiscal 2011.

•	Research and development (R&D) revenue under collaborative arrangements for the first quarter of fiscal 2012 was $3.3 million, primarily related to a $3.0 million milestone payment from Cilag, related to the approval of VIVITROL for opioid dependence in Russia, compared to $0.3 million for the same period in fiscal 2011.
Costs and Expenses
•	Cost of goods manufactured and sold for the first quarter of fiscal 2012 was $16.2 million, which included $13.1 million related to RISPERDAL CONSTA, $2.8 million related to VIVITROL and $0.3 million related to the manufacture of polymer for

BYDUREON, compared to $12.7 million for the same period in fiscal 2011, which included $10.4 million related to RISPERDAL CONSTA, $1.7 million related to VIVITROL and $0.6 million related to polymer for BYDUREON.

•	R&D expenses for the first quarter of fiscal 2012 were $28.1 million, compared to $23.0 million for the same period in fiscal 2011.

•	Selling, general and administrative (SG&A) expenses for the first quarter of fiscal 2012 were $31.5 million, which included $9.5 million of expenses related to the merger with EDT, compared to $19.7 million for the same period in fiscal 2011.

•	Share-based compensation expense (included in operating expenses above) for the first quarter of fiscal 2012 was $5.7 million, of which $0.6 million related to cost of goods manufactured, $1.9 million related to R&D expenses and $3.2 million related to SG&A expenses. Share-based compensation expense for the same period in fiscal 2011 was $4.5 million, of which $0.4 million related to cost of goods manufactured, $1.5 million related to R&D expenses and $2.6 million related to SG&A expenses.

•	Interest income for the first quarter of fiscal 2012 was $0.5 million, compared to $0.9 million for the same period in fiscal 2011. Interest expense for the first quarter of fiscal 2012 was $0, compared to interest expense of $1.1 million for the same period in fiscal 2011.
At June 30, 2011, Alkermes had cash and total investments of $285.4 million, compared to $294.7 million at March 31, 2011. During the first quarter of fiscal 2012, Alkermes reported a net cash outflow from operations of $18.3 million.
“Our first quarter results demonstrate the continued growth of VIVITROL as the launch for the opioid dependence indication progresses and solid performance of the RISPERDAL CONSTA franchise worldwide. Moving forward, Alkermes plc will have revenues from a diversified portfolio and five growing commercial products,” stated James Frates, Chief Financial Officer of Alkermes. “We will continue to prudently manage our expenses and focus on top line growth to achieve the financial expectations we have set forth for Alkermes plc.”
Conference Call
Alkermes will host a conference call at 4:30 p.m. ET on Monday, August 1, 2011, to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing 1-888-424-8151 for domestic callers and 1-847-585-4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 7:30 p.m. ET on Monday, August 1, 2011, through 5:00 p.m. ET on Monday, August 8, 2011, and may be accessed by visiting Alkermes’ website or by dialing 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The replay access code is 6037988.
About Alkermes
Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol and opioid dependence and manufactures RISPERDAL® CONSTA® for schizophrenia and bipolar I disorder. Alkermes’ robust pipeline includes extended-release injectable and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Waltham, Massachusetts, Alkermes has a research facility in Massachusetts and a commercial manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.
Note Regarding Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements concerning future financial and operating performance, business plans or prospects; the likelihood that the merger with EDT is consummated and the timing of such consummation; the financial and operational impact of the Alkermes and EDT merger, including but not limited to the continued revenue growth of the combined company’s five commercial products; the timing, funding and feasibility of development activities for its products, including ALKS 37, ALKS 5461, and ALKS 9070; and the therapeutic value of the company’s products. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations.

These risks and uncertainties include, among others: the company’s ability to successfully conduct clinical trials in a timely and cost-effective manner; the possibility that the merger with EDT will not be completed because of the failure of one or more conditions, including but not limited to the failure of Alkermes shareholders to approve the merger; the possibility that the anticipated benefits from the proposed merger with EDT cannot or will not be fully realized; the possibility that costs or difficulties related to integration of the two companies will be greater than expected; the possibility that clinical trial results for the company’s products will not be predictive of real-world results or of results in subsequent clinical trials; decisions by foreign regulatory authorities or the FDA regarding the company’s products; the risk that the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post-approval studies or require removal of the company’s products from the market; and those risks described in Part 1, Item 1A, “Risk Factors” of the company’s Annual Report on Form 10-K for the year ended March 31, 2011. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.
Important Additional Information and Where to Find It
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to or qualification under the securities laws of any such jurisdiction.
In connection with the proposed merger, on June 23, 2011, Antler Science Two Limited, to be re-registered and renamed Alkermes plc, filed with the SEC a registration statement on Form S-4 (commission file number 333- 175078) that includes a preliminary proxy statement of Alkermes and that also constitutes a preliminary prospectus of Antler Science Two Limited regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Alkermes’ shareholders in connection with the proposed merger. INVESTORS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE

SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, EDT AND THE PROPOSED MERGER. You may obtain a copy of the registration statement and the proxy statement/prospectus (when available) and other related documents filed by Alkermes, Elan or EDT with the SEC regarding the proposed merger as well as other filings containing information about Alkermes, Elan, EDT and the merger, free of charge, through the website maintained by the SEC at http://www.sec.gov, by directing a request to Alkermes’ Investor Relations department at Alkermes, Inc., 852 Winter Street, Waltham, Massachusetts 02451, Attn: Investor Relations or to Alkermes’ Investor Relations department at (781) 609-6000 or by email to financial@alkermes.com. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Alkermes’ website at http://www.alkermes.com under the heading “Investor Relations” and then under the heading “SEC Filings.”
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes shareholder. Alkermes and its directors, executive officers and certain other members of management and employees may, however, be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in respect of the proposed merger is set forth in the preliminary proxy statement/prospectus filed with the SEC. You can find information about Alkermes’ directors and executive officers in its Annual Report on Form 10-K/A filed with the SEC on July 21, 2011. You can obtain free copies of these documents as described above.
VIVITROL® is a trademark of Alkermes, Inc. RISPERDAL® CONSTA® is a trademark of the Janssen-Cilag group of companies. BYDUREON™ is a trademark of Amylin Pharmaceuticals, Inc.
(tables follow)

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations	June 30,	June 30,
(In thousands, except per share data)	2011	2010

Revenues:
Manufacturing revenues	$38,759	$26,891
Royalty revenues	10,181	8,917
Product sales, net	9,686	6,204
Research and development revenue under collaborative arrangements	3,257	268

Total Revenues	61,883	42,280

Expenses:
Cost of goods manufactured and sold	16,219	12,665
Research and development	28,050	22,977
Selling, general and administrative	31,497	19,726

Total Expenses	75,766	55,368

Operating Loss	(13,883)	(13,088)

Other Income (Expense), net:
Interest income	502	852
Interest expense	—	(1,130)
Other income (expense), net	89	(101)

Total Other Income (Expense), net	591	(379)

Loss Before Income Taxes	(13,292)	(13,467)

Income Tax Benefit	(54)	(58)

Net Loss	$(13,238)	$(13,409)

Loss per Common Share:
Basic and Diluted	$(0.14)	$(0.14)

Weighted Average Number of Common Shares Outstanding (GAAP):
Basic and Diluted	96,649	95,326

Pro Forma Reconciliation:
Net Loss — GAAP	$(13,238)	$(13,409)
Share-based compensation	5,660	4,456
Costs incurred related to the merger with Elan Drug Technologies	9,487	—

Net Income (Loss) — Pro Forma	$1,909	$(8,953)

Pro Forma Earnings (Loss) per Common Share:
Basic	$0.02	$(0.09)

Diluted	$0.02	$(0.09)

Weighted Average Number of Common Shares Outstanding (Pro Forma):
Basic	96,649	95,326

Diluted	100,736	95,326

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K for the year ended March 31, 2011, and the company’s report on Form 10-Q for the three months ended June 30, 2011, which the company intends to file in August 2011.

Condensed Consolidated Balance Sheets	June 30,	March 31,
(In thousands)	2011	2011

Cash, cash equivalents and total investments	$285,380	$294,730
Receivables	34,584	22,969
Inventory	17,569	20,425
Prepaid expenses and other current assets	8,489	8,244
Property, plant and equipment, net	94,332	95,020
Other assets	10,882	11,060

Total Assets	$451,236	$452,448

Current liabilities	45,526	48,057
Deferred revenue — long-term	4,529	4,837
Other long-term liabilities	7,292	7,536
Total shareholders’ equity	393,889	392,018

Total Liabilities and Shareholders’ Equity	$451,236	$452,448